HILLENBRAND ANNOUNCES FILING OF AMENDED FORM 10
RELATED TO SEPARATION OF HILL-ROM AND BATESVILLE CASKET

Company Completes Consultation with SEC Regarding Accounting Treatment for Judgment Sharing Agreement

Separation Completion Expected End of March Pending Final Clearance of Form 10

BATESVILLE, Ind., January 16, 2008 – Hillenbrand Industries, Inc. (NYSE: HB) announced today the filing of the first amendment to the Batesville Holdings, Inc. Form 10 registration statement with the U.S. Securities and Exchange Commission (SEC). The filing is related to the previously announced separation of Hillenbrand’s two operating companies, Hill-Rom, the company’s medical technology business, and Batesville Casket, the company’s death care business. The separation is now expected to be completed March 31, 2008, at the end of the company’s second fiscal-year quarter.

In connection with the filing, after discussions with the staff of the SEC, Hillenbrand concluded that Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, with which the company currently complies in accounting for antitrust litigation pending against Hillenbrand, its Batesville Casket Company subsidiary and three unrelated national funeral home businesses, is an acceptable post separation accounting treatment for a judgment sharing agreement that will apportion responsibility between Hillenbrand’s separated companies for any potential damages associated with that litigation.

“We are pleased to take this next step toward the separation of the two companies and provide further clarity on our separation timetable,” said Peter H. Soderberg, president of Hillenbrand and Hill-Rom. “Our Board and our management believe that separation of the two companies is the best way to unlock value and allow each company to focus on accelerating growth in their respective industries.”

Hillenbrand’s Board and management believe that by operating independently, each company can adopt an appropriate capital structure to allow it to better execute its business plans. The separation would also allow each company to utilize its own equity as currency for strategic purposes. As two focused companies, Hill-Rom and Batesville Casket would be better positioned for investors looking for specific industry, valuation, yield, and growth profiles. Moreover, each company would be better able to compete for, attract and retain talent. For employees, the separation would create opportunities to grow with two industry leaders and more directly impact performance of their corporate parent.

Regarding the antitrust litigation, neither Hillenbrand nor Batesville Casket believes it has committed any wrongdoing as alleged in the lawsuits. Hillenbrand believes it has meritorious defenses to class certification and to the plaintiffs’ underlying allegations and damage theories and will continue to assert those defenses vigorously. In accordance with applicable accounting standards, Hillenbrand has not established a loss reserve for the lawsuits. However, Hillenbrand’s management concluded that it would be prudent to establish a judgment sharing agreement between Hillenbrand and Batesville in connection with the lawsuits, prior to a spin, in order to predictably allocate any potential litigation exposure.

As previously announced, the separation also remains subject to the final approval of the Board of Directors, favorable market conditions, effectiveness of the Form 10 registration statement with the SEC, completion of necessary debt refinancing and other customary conditions. As previously disclosed, the company has already received a favorable tax ruling from the U.S. Internal Revenue Service (IRS).

The amended Form 10 registration statement is posted on the SEC website at www.sec.gov and also can be viewed on the Hillenbrand website at www.hillenbrand.com.

ABOUT HILLENBRAND INDUSTRIES, INC.

Hillenbrand Industries is organized into two operating companies serving the health care and funeral services industries.

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom...enhancing outcomes for patients and their caregivers.

Batesville Casket Company is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing and other personalization and memorialization products.

Batesville Casket Company...helping families honor the lives of those they love.

www.hillenbrand.com

Disclosure Regarding Forward-Looking Statements

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of the Company’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the planned separation of the Company’s two operating companies, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, competition from nontraditional sources in the funeral services business, volatility of the Company’s investment portfolio, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2007 and in Amendment 1 to the Batesville Holdings, Inc., Form 10. The Company assumes no obligation to update or revise any forward-looking statements.